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                                                                   EXHIBIT 10.16



                      AGREEMENT WITH RESPECT TO FRANCHISE
                           FEES AND REIMBURSABLE FEES

         This Agreement entered by and between the City of Taylorville, an Illinois Municipal Corporation (the "City") and Enstar Income
Program II - 2 L.P. and Enstar Communications Corporation, collectively referred to as ("Enstar") as of the lst day of June, 1995.

         Section 1: Recital.

         WHEREAS, the City and Enstar have agreed on the terms and conditions of a Franchise Agreement whereby the City of Taylorville grants a franchise to Enstar for the operation of a cable television business within the corporate limits of the City of Taylorville; and,

         WHEREAS, the City and Enstar have agreed to certain financial arrangements in connection with the granting of said Franchise to Enstar; and,

         WHEREAS, the City and Enstar have agreed that such arrangements should be expressed in an agreement separate and apart from the Franchise Agreement; and,

         WHEREAS, Enstar and the City agree that the City has incurred fees and expenses in the consideration of the granting of an additional Franchise to Winsome Cable Corporation ("Winsome"); and,

         WHEREAS, the parties hereto acknowledge that Winsome and Enstar have entered into identical agreements entitled "Fee Reimbursement Agreement" whereby Winsome and Enstar agree to reimburse the City for fees incurred out of the ordinary course of the conduct of the City's affairs in the consideration, negotiation, granting and other activities relating to a cable television franchise within the corporate limits of the City of Taylorville; and,

         WHEREAS, the parties acknowledge that Winsome has not been granted a Franchise to conduct, instruct, own, maintain, and operate a cable television system within the corporate limits of the City of Taylorville for reasons unrelated to the granting of the Franchise to Enstar; and,

         WHEREAS, the parties have agreed to a method of reimbursement of all fees incurred by the City as a result of all activities pertaining to the consideration of granting of cable television franchises to Winsome and Enstar; and,





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         WHEREAS, the City has agreed to take certain actions in connection with the Fee Reimbursement Agreement of Winsome to permit Enstar to recover fees reimbursed to the City pursuant to this Agreement for which Enstar is not liable; and,

         WHEREAS, the City and Enstar have agreed on the payment of certain franchise fees to the City for the period commencing on January 1, 1995 through and including the last day of the calendar month immediately proceeding the execution of this Agreement by the parties.

         Section 2: Agreement to Reimburse Fee. On or before July 30, 1995, Enstar hereby agrees to reimburse the City the sum of $31,500.00 for legal fees incurred and paid or to be paid to special counsel for the City for all activities in connection with the consideration, negotiation, drafting, and adoption of any and all proceedings pertaining to statutory activities required prior to the granting of an additional franchise, the granting of a Franchise to winsome and the granting of a Franchise to Enstar and any and all other activities undertaken in connection therewith. Said reimbursement by Enstar shall constitute full, final and complete consideration and discharge of all of its obligations pursuant to a Fee Reimbursement Agreement previously entered into BY Enstar. Enstar shall not be permitted to hereafter charge its customers any increased fee or fees which relates to assumption of or an attempt to collect all or any portion of said amount paid to the City pursuant to this Section 2.

         Section 3: Assignment of Agreement by Winsome. In consideration for the reimbursement of fees by Enstar for those sums incurred and paid or to be paid by the City for any and all activities pertaining to the granting of an additional cable television franchise to Winsome, the City hereby agrees to assign all of its right, title and interest, duties, obligations and privileges in a certain Fee Reimbursement Agreement entered into by and between the City and Winsome to Enstar to have and to hold without recourse to the City with respect to any matter 6r thing except as otherwise provided herein. Such assignment shall specify the amount due by Winsome to the City per said Fee Reimbursement Agreement.





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         Section 4: The City hereby agrees to execute an assignment of the
Contract to permit Enstar to obtain collection from Winsome of those sums determined by said special counsel to be a liability of winsome pursuant to the Fee Reimbursement Agreement. Notwithstanding the foregoing sentence, the obligation of elected and appointed officers, employees or agents of the City shall not include participation, as a party, in any lawsuit or other legal action commenced, filed, initiated or other-wise brought against winsome for the collection of such fees; provided however, the City officials, if necessary, will provide reasonable documents and will reasonably cooperate with Enstar in their efforts to collect such fees.

         Section 5: The City and Enstar acknowledge that from and including January 1, 1995 through and including the last calendar day of the month immediately preceding the date of execution of this contract by the parties, Enstar has billed and collected franchise fees, as defined in the Cable Ordinance of the City and the Franchise Agreement between the parties at a rate equal to 3% of the gross revenues from the operation of the cable television system in the City of Taylorville. As an additional inducement and additional consideration to the City to enter into this Agreement and the Franchise Agreement, Enstar hereby agrees to pay on or before July 31, 1995 an additional sum equal to an additional 2% of the gross revenues during such period to the City of Taylorville as franchise fees.

         Section 6: Notwithstanding any other provision of the Cable Ordinance or the Franchise Agreement, from and after July 1, 1995, Enstar shall calculate, collect and pay over to the City of Taylorville franchise fees in accordance with the Cable Television ordinance of the City and the Franchise Agreement between the parties. Notwithstanding the Agreements set forth in this section and the preceding section, nothing herein shall be deemed to be an amendment or revision, by implication or otherwise, of the Cable Television Ordinance of the City of Taylorville or the Franchise Agreement.

         Section 7: Collection of Franchise Fees. Notwithstanding any other provision of the Cable Television Ordinance or the Franchise Agreement, the franchise fees provided for herein shall be collectable by Enstar for payment to the City and remaining uncollected in any reasonable manner which Enstar, in its sole discretion, deems fit.





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         Section 8: Execution of Additional Documents.  The City and Enstar
agree to execute any and all additional documents which may be necessary for consummation of any and all of the transactions contemplated herein.

         Section 9: Governing Law. This Agreement, and the transactions contemplated herein, shall be deemed to be subject to and to be interpreted in accordance with the laws of the State of Illinois specifically including, but not limited to, all law of any kind, nature or character pertaining to the rights and powers of a Non-Home Rule Unit of Government of the State of Illinois.

         Section 10: Miscellaneous.

         A. This Agreement shall be construed and interpreted as a contract made and entered into under the laws of the State of Illinois.

         B. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. Neither party shall be entitled to assign or transfer its rights or delegate its duties under this Agreement, except as provided for herein.

         C. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telephone facsimile, or three business days after having been mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Enstar:            Howard Gan
                                  Falcon Cable TV
                                  10900 Wilshire Boulevard, 15th Floor
                                  Los Angeles, California 90024
                                  (310) 824-9990

         If to City:              Mayor Adams or Successor
                                  City of Taylorville
                                  115 North Main Street
                                  Taylorville, Illinois 62568
                                  (217) 824-2101

or to such other address of which notice is given in the manner indicated above.

         D. Except as expressly set forth herein, each party shall bear its own expenses (including without limitation, attorneys' fees and accounting expenses) in connection with the





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transactions contemplated by this Agreement.  In the event that the City is required to undertake any collection action against Enstar for sums due and payable pursuant to this Agreement, the City shall be entitled to reimbursement of all reasonable fees and expenses incurred in connection therewith, including reasonable attorneys' fees.

         E. The Agreement and the other documents identified herein with respect to the transactions contemplated hereby represent the complete agreement of the parties hereto and shall supersede all previous and contemporaneous negotiations, correspondence, commitments, agreements and understandings of the parties with respect to the transactions contemplated hereby.

         F. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         G. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         H. All representations, warranties, covenants, agreements and indemnity obligations of Enstar and City contained herein or in any document, statement, certificate or other instrument referred to herein or delivered at the Closing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         I. No amendment, waiver or modification of this Agreement shall be effective unless it shall be in writing and signed by the party or parties against which such amendment or waiver is to be enforced.





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         J.      This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall-constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have affixed their signatures as of the date hereinabove first written.

                                          Enstar Income Program II - 2
                                          L.P. By Enstar Communications
                                          Corporation, its Authorized
                                          Agent and Enstar Communications
                                          Corporation ("Enstar")


                                          ______________________________________
                                          By:      Its Authorized Officer


                                          ______________________________________
                                          City of Taylorville, an Illinois
                                          Non-Home Rule Unit of Government
                                          By:      Dick Adams, Its Mayor



ATTEST:


_______________________________________
City Clerk





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